                                                                   Exhibit 99.3

                                 CITEC 2003-VT1


                                                       Principal Distribution   Interest Distribution

          Class A - 1                                       197,683,723.16          1,111,005.40
          Class A - 2                                                 0.00          1,230,488.87
          Class A - 3a                                                0.00          1,685,987.77
          Class A - 3b                                                0.00          1,125,243.33
          Class A - 4                                                 0.00            852,563.48
          Class B                                             5,893,249.20            269,584.70
          Class C                                             3,214,499.56            185,375.78
          Class D                                             7,501,820.97            520,354.00
          ---------------------------------------------------------------------------------------
          Total CITEC 2003-VT1                              214,293,292.89          6,980,603.33



          CPB A/O   12/31/03                                657,300,029.11

          RPA/Delinquency A/O 12/31/03
            31 -  60 days                                     8,929,207.61
            61 -  90 days                                     2,070,931.35
            91 - 120 days                                     1,302,068.40
           120+      days                                     1,562,452.95
                                                            --------------
                                                             13,864,660.31